Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
Sterling Plaza 2, 3rd Floor 3545 Factoria Blvd. SE Bellevue, Washington 98006

CONTACTS:

	Daniel R. Wall	Bradley S. Powell	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3455	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS FIRST QUARTER 2025 EPS OF $1.47

BELLEVUE, WASHINGTON - May 6, 2025, Expeditors International of Washington, Inc. (NYSE:EXPD) today announced first quarter 2025 financial results including the following comparisons to the same quarter of 2024:

•
Diluted Net Earnings Attributable to Shareholders per share (EPS1) increased 26% to $1.47
•
Net Earnings Attributable to Shareholders increased 20% to $204 million
•
Operating Income increased 24% to $266 million
•
Revenues increased 21% to $2.7 billion
•
Airfreight tonnage increased 9% and ocean container volume increased 8%

"We continue to pull the right levers to grow all of our businesses with current customers as well as new ones," said Daniel R. Wall, President and Chief Executive Officer. "We grew air tonnage and ocean volumes year-over-year as all of our teams across our global network performed their best in a very difficult market. I especially want to thank our brokerage teams for maximizing their efforts and all of their additional work to address the frenzied landscape of tariffs, threats of tariffs, shifting geopolitics, and other disruptions that have had shippers around the world rapidly re-evaluating the risks to their supply chains. While we often have performed well when the marketplace is most unpredictable, I am not sure any of us have ever seen anything like the non-stop, rapidly shifting rules and regulations that have impacted our industry in recent days. We believe we are staffed with the right talent in the right locations to help our customers function and navigate this chaotic trade environment. Customers often turn to us for our cross-border expertise and we have held hundreds of near-daily industry update sessions with thousands of participants to keep current and potential customers abreast of the latest regulatory changes and solutions to get their freight where it needs to be.

“Compared to a year ago, airfreight increased on higher buy and sell rates and growth in tonnage from strong demand, primarily in technology, as importers front-loaded shipments in anticipation of higher trade tariffs. Air capacity remained tight due to e‑commerce export demand from North Asia and ongoing re-sourcing to South Asia and India. Our ocean business favorably compares to the first quarter a year ago and grew in strength on higher volumes and rates as importers also front-loaded shipments, as well as extended transit times because of the continuing conflict in the Red Sea. Our customs and other businesses increased on growth in customs clearances and additional ancillary services from increased shipments, as well as increased road freight volumes, and growth in new business in warehousing and distribution, principally in North America.

1Diluted earnings attributable to shareholders per share.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

“Looking back on Q1, we performed well across all of our businesses. However, the short- and longer-term future is as unpredictable to us as it is to everyone. While we currently expect air capacity and rates to remain volatile, it is too early to predict what impact an end to the de minimis exemption may have on air capacity and rates going forward, as there are other economic and geopolitical unknowns to consider. Subsequent to March 31, 2025, we are seeing early signs that China to U.S. ocean volumes are declining significantly. While some of those volumes are shifting to other lanes, as customers look to mitigate their exposure to China-specific tariffs, it is too early to know what the overall decline in volumes might be. Speculation regarding additional tariffs may cause more customers to pause or cancel shipments entirely. While carriers have shown a willingness to manage capacity, the current environment is so unsettled that they simply may not be able to do enough to keep rates from continuing to fall if consumer resilience fades and the capacity/demand imbalance becomes significant in certain lanes.

"We believe that uncertainty is likely to continue for some time, with possibly significant impacts to our industry. We also remain optimistic that trade will continue to flow, and we will work closely with our customers to find solutions to keep their cargo moving. We believe that wherever trade moves, we already have talented people and operational infrastructure on-site to handle that business.”

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “During the quarter, we carefully boosted headcount in certain areas to support growth in business activity, primarily in operations and sales, as well as our critical information systems. But we were again careful not to increase headcount ahead of our ability to grow tonnage and volumes and increase profitability, growing pre-tax operating income by 24% from a year ago. Our measure of operating efficiency (operating income as a percentage of revenue less directly related cost of transportation and other expenses) was in line with our 30% target.”

Mr. Powell noted that the Company generated $343 million in cash from operations and returned $177 million to shareholders through stock repurchases, while continuing to make significant investments in cybersecurity and other technology to protect, upgrade, and strengthen current systems, while also investing to deploy new and enhanced technology solutions.

Expeditors is a global logistics company headquartered in Bellevue, Washington. The Company employs trained professionals in 172 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

Disclaimer on Forward-Looking Statements:

Certain statements contained in this news release are “forward-looking statements,” based on management’s views with respect to future events and underlying assumptions that involve risks and uncertainties. These forward-looking statements include statements regarding inflation; continued growth in air and ocean carrier capacity and the impact on rates; unpredictability in the ocean and air markets, including uncertainty due to conflicts in the Middle East and Red Sea; national policy changes on tariffs and other similar measures; port actions and other labor disruptions; new capacity in the marketplace; longer ocean transit times; e-commerce demand in the air market; changing de minimis laws; and volatile rates. Future financial performance could differ materially because of factors such as: our ability to secure higher air tonnage and ocean volumes; our ability to carefully add headcount and keep other costs in check while continuing to generate efficiency that meets our historical expectations; the alignment of our variable compensation structure with performance; our ability to enhance and bolster our network security; that management is able to grow the business and explore new areas for profitable growth; our ability to take market share; our ability to offer cross-border customs expertise; our ability to offer solutions to address the ever shifting tariff changes; our ability to find solutions to keep cargo moving for our customers during highly uncertain market conditions; our ability to leverage the strength of our carrier relationships; the strength of our non-asset-based operating model; and our ability to remain a strong, healthy, unified and resilient organization. Geopolitical risks, port actions, other labor disruptions, tariffs, the removal of the de minimis exemption for goods manufactured in China and Hong Kong, and the current uncertainty in the global economy could have the effect of heightening many of the other risks described in Item 1A of our Annual Report on Form 10-K, including, without limitation, those related to the success of our strategy and desire to maintain historical unitary profitability, our ability to attract and retain customers, our ability to manage costs, interruptions to our information technology systems, the ability of third-party providers to perform, and potential litigation and contingencies, including risks associated with tax audits, as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and the Company’s most recent Form 10-Q. The forward-looking statements contained in this news release speak only as of this date and the Company does not assume any obligation to update them except as required by law.

Expeditors International of Washington, Inc.

First Quarter 2025 Earnings Release, May 6, 2025

Financial Summary for three months ended March 31, 2025 and 2024 (Unaudited)

(in 000's of US dollars except share data)

	Three months ended March 31,
	2025	2024	% Change
Revenues	$2,666,419	$2,206,678	21%
Directly related cost of transportation and other expenses [1]	$1,776,675	$1,433,280	24%
Salaries and other operating expenses [2]	$623,886	$558,622	12%
Operating income	$265,858	$214,776	24%
Net earnings attributable to shareholders	$203,795	$169,152	20%
Diluted earnings attributable to shareholders per share	$1.47	$1.17	26%
Basic earnings attributable to shareholders per share	$1.48	$1.18	25%
Diluted weighted average shares outstanding	138,435	144,125
Basic weighted average shares outstanding	137,833	143,194

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

During the three months ended March 31, 2025 we repurchased 1.5 million shares of common stock at an average price of $117.29 per share. During the three months ended March 31, 2024 we repurchased 3.0 million shares of common stock at an average price of $120.17 per share.

	Employee Full-time Equivalents as of March 31,
	2025	2024
North America	7,098	6,839
Europe	3,935	3,771
North Asia	2,287	2,246
South Asia	1,833	1,688
Middle East, Africa and India	1,440	1,406
Latin America	829	760
Information Systems	1,358	1,286
Corporate	423	407
Total	19,203	18,403

	First quarter year-over-year percentage increase in:
2025	Airfreight kilos	Ocean freight FEU
January	6%	10%
February	6%	8%
March	15%	5%
Quarter	9%	8%

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on May 9, 2025 will be considered in management's 8-K “Responses to Selected Questions.”

___________________________________

NOTE: See Disclaimer on Forward-Looking Statements in this release.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	March 31, 2025	December 31, 2024
Assets:
Current Assets:
Cash and cash equivalents	$1,318,520	$1,148,320
Accounts receivable, less allowance for credit loss of $6,979 at March 31, 2025 and $6,878 at December 31, 2024	1,904,171	1,997,840
Deferred contract costs	279,843	349,343
Other	138,070	164,272
Total current assets	3,640,604	3,659,775
Property and equipment, less accumulated depreciation and amortization $630,591 at March 31, 2025 and $615,533 at December 31, 2024	453,696	449,404
Operating lease right-of-use assets	568,790	551,652
Goodwill	7,927	7,927
Deferred federal and state income taxes, net	70,126	70,671
Other assets, net	15,507	15,029
Total assets	$4,756,650	$4,754,458
Liabilities:
Current Liabilities:
Accounts payable	$1,047,374	$1,036,749
Accrued liabilities, primarily salaries and related costs	440,646	451,921
Contract liabilities	359,508	441,927
Current portion of operating lease liabilities	109,455	106,736
Federal, state and foreign income taxes	33,261	29,140
Total current liabilities	1,990,244	2,066,473
Noncurrent portion of operating lease liabilities	478,903	462,201
Shareholders’ Equity:
Preferred stock, none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding: 136,733 shares at March 31, 2025 and 138,003 shares at December 31, 2024	1,368	1,380
Additional paid-in capital	—	—
Retained earnings	2,504,222	2,455,132
Accumulated other comprehensive loss	(219,799)	(233,500)
Total shareholders’ equity	2,285,791	2,223,012
Noncontrolling interest	1,712	2,772
Total equity	2,287,503	2,225,784
Total liabilities and equity	$4,756,650	$4,754,458

6-May-2025	Expeditors International of Washington, Inc.	Page 4 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended March 31,
	2025	2024
Revenues:
Airfreight services	$901,760	$759,374
Ocean freight and ocean services	781,665	570,786
Customs brokerage and other services	982,994	876,518
Total revenues	2,666,419	2,206,678
Operating Expenses:
Airfreight services	648,494	537,591
Ocean freight and ocean services	573,901	413,983
Customs brokerage and other services	554,280	481,706
Salaries and related	457,937	413,162
Rent and occupancy	64,343	61,252
Depreciation and amortization	14,604	15,161
Selling and promotion	8,574	6,779
Other	78,428	62,268
Total operating expenses	2,400,561	1,991,902
Operating income	265,858	214,776
Other Income (Expense):
Interest income	9,184	14,878
Other, net	839	3,528
Other income, net	10,023	18,406
Earnings before income taxes	275,881	233,182
Income tax expense	71,782	62,782
Net earnings	204,099	170,400
Less net earnings (losses) attributable to the noncontrolling interest	304	1,248
Net earnings attributable to shareholders	$203,795	$169,152
Diluted earnings attributable to shareholders per share	$1.47	$1.17
Basic earnings attributable to shareholders per share	$1.48	$1.18
Weighted average diluted shares outstanding	138,435	144,125
Weighted average basic shares outstanding	137,833	143,194

6-May-2025	Expeditors International of Washington, Inc.	Page 5 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended March 31,
	2025	2024
Operating Activities:
Net earnings	$204,099	$170,400
Adjustments to reconcile net earnings to net cash from operating activities:
Provisions for losses on accounts receivable	761	394
Deferred income tax benefit	76	2,294
Stock compensation expense	11,549	12,372
Depreciation and amortization	14,604	15,161
Other, net	2,291	1,985
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	108,149	(60,542)
(Decrease) increase in accounts payable and accrued liabilities	(18,419)	83,591
Decrease (increase) in deferred contract costs	75,973	(64,062)
(Decrease) increase in contract liabilities	(89,288)	69,308
Increase in income taxes payable, net	30,340	22,686
Decrease in other, net	2,487	3,317
Net cash from operating activities	342,622	256,904
Investing Activities:
Purchase of property and equipment	(13,152)	(10,181)
Other, net	156	97
Net cash from investing activities	(12,996)	(10,084)
Financing Activities:
Proceeds on borrowings on lines of credit, net	195	(17,242)
Proceeds from issuance of common stock	13,043	8,029
Repurchases of common stock	(177,354)	(360,524)
Payments for taxes related to net share settlement of equity awards	(509)	(5,185)
Distribution to noncontrolling interest	(1,346)	—
Net cash from financing activities	(165,971)	(374,922)
Effect of exchange rate changes on cash and cash equivalents	6,545	(14,325)
Change in cash and cash equivalents	170,200	(142,427)
Cash and cash equivalents at beginning of period	1,148,320	1,512,883
Cash and cash equivalents at end of period	$1,318,520	$1,370,456
Taxes Paid:
Income taxes	$40,624	$36,864

6-May-2025	Expeditors International of Washington, Inc.	Page 6 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended March 31, 2025:
Revenues	$854,449	116,485	62,389	695,008	364,577	422,795	152,872	(2,156)	2,666,419
Directly related cost of transportation and other expenses[1]	$451,917	73,193	36,435	554,494	281,495	271,716	108,848	(1,423)	1,776,675
Salaries and related costs	$258,089	19,592	10,438	40,361	28,072	81,549	19,836	—	457,937
Other operating expenses[2]	$22,548	14,828	9,914	37,746	23,285	43,359	15,028	(759)	165,949
Operating income	$121,895	8,872	5,602	62,407	31,725	26,171	9,160	26	265,858
Identifiable assets at period end	$2,588,265	177,996	107,290	503,899	348,424	772,342	277,677	(19,243)	4,756,650
Capital expenditures	$8,407	226	225	505	874	1,156	1,759	—	13,152
Depreciation and amortization	$8,938	497	251	1,056	570	2,646	646	—	14,604
Equity	$1,481,145	50,613	46,120	273,084	145,611	169,589	164,036	(42,695)	2,287,503
For the three months ended March 31, 2024:
Revenues	$751,543	106,850	44,492	544,941	227,719	398,317	134,106	(1,290)	2,206,678
Directly related cost of transportation and other expenses[1]	$403,949	66,710	24,464	426,474	164,024	254,519	93,792	(652)	1,433,280
Salaries and related costs	$233,313	18,906	8,847	34,942	22,917	77,572	16,665	—	413,162
Other operating expenses[2]	$22,395	14,178	7,917	32,318	17,995	39,516	11,799	(658)	145,460
Operating income	$91,886	7,056	3,264	51,207	22,783	26,710	11,850	20	214,776
Identifiable assets at period end	$2,424,540	177,571	105,151	504,704	265,621	755,569	284,325	(29,213)	4,488,268
Capital expenditures	$5,528	1,399	153	282	144	2,218	457	—	10,181
Depreciation and amortization	$9,020	497	289	1,093	548	2,970	744	—	15,161
Equity	$1,531,497	26,143	55,173	185,824	118,194	162,346	160,237	(41,749)	2,197,665

1 Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Other operating expenses totals rent and occupancy, depreciation and amortization, selling and promotion and other as shown in the consolidated statements of earnings.

6-May-2025	Expeditors International of Washington, Inc.	Page 7 of 7